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                      STATEMENT OF COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES
                                 ($ IN MILLIONS)

                                                                    Exhibit 12.1

                                     1999     2000     2001    2002      2003
                                     ----     ----     ----    ----      ----
Earnings:
  Pretax income from continuing
     operations                     $117.0   $116.3    $28.7   $162.9   $163.3
  Interest expense                    79.1     93.9     87.7     76.3     69.2
  Interest factor on rents             6.1      5.9      7.3     11.1     13.5
  Amortization of Capitalized
     Interest                          0.1      0.2      0.4      0.5      0.6
  Losses incurred by majority-
     owned subsidiaries not
     recorded                          0.2      0.4      0.4               0.2
                                    ------   ------   ------   ------   ------
                                    $202.1   $215.9   $123.7   $250.8   $246.4
                                    ======   ======   ======   ======   ======
Fixed charges:
  Interest expense                   $79.1    $93.9   $ 87.7   $ 76.3   $ 69.2
  Interest capitalized                 1.0      2.1      3.1      1.1      1.4
                                    ------   ------   ------   ------   ------
     Interest incurred                80.1     96.0     90.8     77.4     70.6
                                    ------   ------   ------   ------   ------
  Rent expense                        18.5     17.9     22.0     33.6     40.8
  Estimated interest factor             33%      33%      33%      33%      33%
                                    ------   ------   ------   ------   ------
     Interest factor on rents          6.1      5.9      7.3     11.1     13.5
                                    ------   ------   ------   ------   ------
        Total fixed charges          $86.2   $101.9    $98.1   $ 88.5   $ 84.1
                                    ======   ======   ======   ======   ======
Ratio of earnings to fixed charges     2.3      2.1      1.3      2.8      2.9
                                    ======   ======   ======   ======   ======